Exhibit 10.2

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is dated and made effective as of May 1, 2014 (the “Effective Date”) by and between the MICHIGAN LAND BANK FAST TRACK AUTHORITY (the “Landlord”) and ESPERION THERAPEUTICS, INC. (the “Tenant”) (collectively, the “Parties”).

R E C I T A L S

A. Landlord and Tenant are parties to that certain lease dated October 2, 2008, as amended by that certain First Amendment to Lease, dated November 15, 2011, that certain letter agreement dated March 29, 2013, and that certain Second Amendment to Lease, dated August 26, 2013 (as so amended, the “Lease”) of the Leased Premises consisting of 9,730 rentable square feet of space known as Lab B and Office B in the building located at 46701 Commerce Center Drive, Plymouth, Michigan.

B.                                             On November 14, 2012, the original Landlord, Michigan Life Sciences and Innovation Center, LLC, assigned the Lease to the Michigan Land Bank Fast Track Authority.

C.                                             Landlord and Tenant wish to amend the Lease to (i) extend the Term of the Lease, and (ii) amend certain other terms of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

1.                                               Capitalized Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2.                                              Leased Premises. The term “Leased Premises” in Article I - Fundamental Lease Provisions is replaced to read as follows:

Approximately 4,263 rentable square feet of laboratory space, which has been determined with a load factor of 1.4 (3,045 rentable square feet, commonly referred to as “Lab B” and “Room 006-1402G” multiplied by 1.4) all in the Building and as more particularly shown on the sketch attached hereto as Exhibit B.

3.                                              Sketch of Leased Premises.  Exhibit B attached to the Lease is replaced with the Exhibit B attached to this Amendment.

4.                                              Tenant’s Proportionate Share.  The term “Tenant’s Proportionate Share” in Article I - Fundamental Lease Provisions is amended from 16.89% to 7.40%.

5.                                               Initial Term. The Initial Term is hereby amended to read as follows: “Commencing on the Effective Date and continuing through April 30, 2017.” Such term shall be upon all of the current terms and conditions of the Lease, as so amended. The Base Rent, as amended, shall continue during this extended time.

6.                                              Renewal Terms. The phrase Renewal Terms is hereby amended to “Renewal Term” and to read as follows: “one (1) term of three (3) years.” Any references in the Lease to Renewal Terms shall be read in the singular as redefined herein.

7.                                      Lease Year.  The lease year shall be amended by adding the following:

Effective May 1, 2014, the Lease Year shall be the twelve month period commencing on May 1 and each anniversary thereof.

8.                                      Base Rent.  The Base Rent is amended by adding the following:

For the period commencing May 1, 2014 through April 30, 2015, the Base Rent shall be $36,966 (excluding the load factor of 1.4) for a monthly charge of $3,081 (excluding the load factor of 1.4). Base Rent shall be subject to increase as provided in Section 3.l (b) below. Notices of any such increases shall be provided to the Tenant at least 30 days prior to any such increase taking effect.

9.                                             Option to Extend.  Section 2.2(b) of the Lease is hereby amended to read as follows:

Provided an Event of Default (as defined in Section 10.1) has not occurred and be continuing, Tenant shall have the option to extend the Initial Term by the Renewal Term described in the Fundamental Lease Provisions by giving Landlord written notice of its election to extend the term of this Lease by such Renewal Term no later than February 1, 2017. The terms and conditions of this Lease shall apply during the Renewal Term.

10.                                      Utilities Cost; Additional Rent. Section 3.2, including subsections (a) through (g) of the Lease are currently in effect and shall remain in effect throughout the life of this Amendment.

11.                                      Vacated Space. This Amendment reduces the space being leased pursuant to the Lease. The Landlord accepts this reduction, and Tenant shall remove any and all of its equipment and other personal property from the vacated space by May 1, 2014. If the Tenant’s equipment and other personal property is not removed by May 1, 2014, then Tenant shall pay Landlord pro rata monthly rent, in accordance with the Lease, for every day the equipment and other personal property remains in the space.  Tenant shall provide Landlord with written confirmation of the date its equipment and other personal property has been removed from the space within three (3) business days of such date.

12.                                        Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

13.                                       Integration. This Amendment constitutes the entire Amendment between the Parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

14.                                       Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Michigan.

15.                                       Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above

LANDLORD:
MICHIGAN LAND BANK FAST TRACK AUTHORITY

By:	/s/ Michele Wildman
Name:	Michele Wildman
Title:	Interim Executive Director

TENANT:
ESPERION THERAPEUTICS, INC.

By:	/s/ Tim Mayleben 5/7/14
Name:	Tim Mayleben
Title	President & CEO

Exhibit B

Sketch of Leased Premises

B-1

ABBREVIATIONS/ KEY

(BC) BUILDING COMMON- SHARED EXPENSE- ALL TENANTS

(BR) BUILDING RENTABLE- HOURLY/ PRORATED PER USE

(OC) OFFICE COMMON- SHARED EXPENSE OFFICE TENANTS

(OR} OFFICE RENTABLE- HOURLYI PRORATED PER USE

(VC)  VIVARIUM COMMON”- SHARED EXPENSE- VIVARIUM TENANTS

(VR)  VlVARIUM RENTABLE- HOURLY/ PRORATED PER USE

SPACES WITH NO SUCH DESIGNATION ARE LEASABLE AS STANDALONE SPACES. COMMON & RENTED SPACE AT LABS DEPENDENT ON LEASING PLAN.